Exhibit 10.18.3

SECOND amendment of VENTURE LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of April 17, 2017, is entered into by and among INTERLEUKIN GENETICS, INC. (“Borrower”) and HORIZON CREDIT II LLC, as assignee of Horizon Technology Finance Corporation (“Lender”).

RECITALS

A.           Borrower and Lender are parties to a certain Venture Loan and Security Agreement dated as of December 23, 2014, as amended to date (as so amended, the “Loan Agreement”) pursuant to which Lender, among other things, has provided a loan to Borrower (“Loan A”) as evidenced by a certain Secured Promissory Note (Loan A) executed by Borrower in favor of Lender, amended and restated as of August 1, 2016, in the original principal amount of Five Million Dollars ($5,000,000.00) (“Loan A Note”).

B.           Borrower has now requested that Lender agree to amend the Loan Agreement to revise the repayment schedule of Loan A.

C.           Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.            Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.            Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lender, (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, including Borrower’s Intellectual Property, and (iii) Borrower has no cause of action, claim, defense or set-off against the Lender in any way regarding or relating to the Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3.            Amended and Restated Note. The Loan A Note is hereby amended and restated in its entirety as set forth in Exhibit A annexed hereto and made a part hereof (the “Second Amended and Restated Note”).

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4.             Conditions to Effectiveness. Lender consents and agreement herein is expressly conditioned on each of the following:

(a)	Borrower executing and delivering to Lender an executed copy of this Agreement;

(b)	Borrower executing and delivering to Lender an executed copy of the Second Amended and Restated Note;

(c)	Borrower executing and delivering to Lender a warrant to purchase Borrower’s Equity Securities in the form attached hereto as Exhibit B;

(d)	Borrower providing Lender with evidence reasonably satisfactory to Lender that Borrower has received cash proceeds of not less than One Million Dollars ($1,000,000) from the issuance of subordinated promissory notes, which notes shall be subordinated to the Note pursuant to the terms of a subordination agreement in form and substance acceptable to Lender;

(e)	Lender’s receipt of a fully executed subordination agreement with respect to the subordinated promissory notes issued by Borrower in satisfaction of the condition set forth in Section 4(d) above; and

(f)	Borrower’s payment of Lender’s in-house legal expenses in the amount of Five Thousand Dollars ($5,000) incurred in connection with the drafting, negotiation and execution of this Agreement.

5.             Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

6.            Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a)	All representations and warranties of Borrower in this Agreement and the Loan Agreement are true and correct in all material respects as of the date hereof, and shall survive the execution of this Agreement (except to the extent such representations and warranties are made as of an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date).

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(b)	No event has occurred and is continuing that constitutes a Default or an Event of Default.

(c)	Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement.

7.            Default. Borrower’s failure to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto shall constitute an Event of Default under the Loan Agreement.

8.            Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

9.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

10.          Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

11.          Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

[Remainder of page intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, Borrower and Lender have caused this SECOND AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT to be executed as of the day and year first above written.

BORROWER:

INTERLEUKIN GENETICS, INC.

By:	/s/ March Carbeau

Name: Mark Carbeau

Title: Chief Executive Officer

LENDER:

HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy
Robert D. Pomeroy, Jr.
Chief Executive Officer

[Signature page to Second Amendment of Venture Loan and Security Agreement]

EXHIBIT A

Second Amended and Restated Secured Promissory Note

(See attached)

SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

(Loan A)

$5,000,000.00	Originally Dated: December 23, 2014

Amended and Restated as of August 1, 2016

Second Amended and Restated as of April 1, 2017

FOR VALUE RECEIVED, the undersigned, INTERLEUKIN GENETICS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to HORIZON CREDIT II LLC, a Delaware limited liability company, as assignee of HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Lender”) the principal amount of Five Million Dollars and 00/100 ($5,000,000.00) or such lesser amount as shall equal the outstanding principal balance of Loan A (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. This Note amends, replaces and supersedes, in its entirety, that certain Amended and Restated Secured Promissory Note issued by Borrower to Horizon Credit II LLC on August 1, 2016 (the “Original Note”). Nothing contained herein shall be deemed to be a repayment or a novation of the Original Note.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing February 1, 2015 through and including April 1, 2016, on the first day of each month (each an “Initial Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan.

Commencing on May 1, 2016, and continuing through July 1, 2016, on the first day of each month (each an “Initial Principal and Interest Payment Date”), Borrower shall make to Lender an equal payment of principal in the amount of One Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($166,666.67) plus accrued interest on the then outstanding principal amount due hereunder.

Commencing August 1, 2016 through and including December 1, 2016, on the first day of each month (each a “One-Third Principal and Interest Payment Date”) Borrower shall make to Lender an equal payment of principal in the amount of Fifty-Five Thousand and 00/100 Dollars ($55,000.00) plus accrued interest on the then outstanding principal amount due hereunder.

Commencing January 1, 2017 through and including March 1, 2017, on the first day of each month (each a “Full Principal and Interest Payment Date”) Borrower shall make to Lender an equal payment of principal in the amount of One Hundred Ninety-Two Thousand Forty-Five and 45/100 Dollars ($192,045.45) plus accrued interest on the then outstanding principal amount due hereunder.

Commencing April 1, 2017 through and including June 1, 2017, on the first day of each month (each an “Additional Interest Payment Date”), Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan.

If Borrower meets the Extended Additional Interest Only Milestone (as defined below), commencing July 1, 2017 through and including the earlier of (i) September 1, 2017 and (ii) the first day of the month following the Cash Infusion Date (as defined below), on the first day of each month (each an “Additional Interest Payment Date”), Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan.

Commencing on the earlier of (i) July 1, 2017, if Borrower does not satisfy the Extended Additional Interest Only Milestone, or (ii) the first day of the month following the Cash Infusion Date and continuing on the first day of each month thereafter, Borrower shall make six (6) monthly payments of principal in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) plus accrued interest on the then outstanding principal amount due hereunder (each a “$200,000 Principal Payment Date”).

“Extended Additional Interest Only Milestone” means, Borrower, on or before June 15, 2017, provides Lender with evidence reasonably satisfactory to Lender that Borrower is negotiating the terms of a clinical services agreement with an entity that is not an Affiliate (as defined in the Loan Agreement) of Borrower, which clinical services agreement (i) is on terms acceptable to Horizon, and (ii) will be, in the good faith judgment of Borrower, executed on or prior to September 1, 2017.

“Cash Infusion Date” means the first day of the month immediately following Borrower’s receipt of cash proceeds in an aggregate amount of not less than One Million Five Hundred Thousand Dollars ($1,500,000) from any source, including, without limitation, revenue, up-front payments, the sale of Equity Securities, or the issuance of subordinated promissory notes.

Commencing on the first day of the month immediately following the last $200,000 Principal Payment Date, and continuing on the first day of each month through October 1, 2018 (each, a “Subsequent Principal and Interest Payment Date”, and together with each Initial Interest Payment Date, each Initial Principal and Interest Payment Date, each One-Third Principal and Interest Payment Date, each Full Principal and Interest Payment Date, each Additional Interest Payment Date, each Extended Additional Interest Only Payment Date, and each $200,000 Principal Payment Date, each, a “Payment Date”), Borrower shall make to Lender equal payments of principal in an amount sufficient to fully repay the Loan on or prior to October 1, 2018, plus accrued interest on the then outstanding principal amount due hereunder.

On the earliest to occur of (i) October 1, 2018, (ii) payment in full of the principal balance of the Loan, or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on October 1, 2018.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), among Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of Connecticut. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

INTERLEUKIN GENETICS, INC.

By:

Name:

Title:

EXHIBIT B

Form of Warrant

(See attached)